EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report of ACRO, Inc. on Form 10-K for the year ending December 31, 2011as filed with the Securities and Exchange Commission on the date hereof, I, Asaf Porat, Principal Financial Officer and Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Asaf Porat
Asaf Porat, Principal Executive Officer, Chief Financial Officer, Principal Accounting Officer
ACRO, Inc.
April 3, 2012